SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) September 23, 2002
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                          NATIONAL R.V. HOLDINGS, INC.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



 Delaware                              0-22268                 33-0371079
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(State or other jurisdiction        (Commission File No.)    (I.R.S. Employer
     of incorporation)                                       Identification No.)




                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
    -----------------------------------------------------------------------
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (909) 943-6007


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Item 5.  Other Events

     On September 24, 2002, National R.V. Holdings, Inc. (the "Company") announced that it expects a net loss of approximately $0.35 per share for the third quarter ending September 30, 2002 as a result of weakness in sales and reduced production at the Company's National RV division. The Company also announced that Michael Jacque, President of National R.V., Inc. and Executive Vice President of the Company resigned and that Wayne M. Mertes and Robert B. Lee were appointed as President of National R.V., Inc. and Country Coach, Inc., respectively. National R.V., Inc. and Country Coach, Inc. are the Company's two operating subsidiaries. In addition, effective September 23, 2002, the Company appointed Jonathan Corn as its Vice President - General Counsel. Prior to the appointment, Mr. Corn was only General Counsel of the Company.

         The Company's press release announcing the expected net loss and the Company's management changes is attached hereto as Exhibit 99.1

Item 7.  Exhibits

99.1     Press Release of the Company dated September 24, 2002


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                           NATIONAL R.V. HOLDINGS, INC.



                           By:      /s/ Mark D. Andersen
                                    -----------------------------------
                                    Mark D. Andersen
                                    Chief Financial Officer



Date:  September 30, 2002



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